Exhibit 99.1

28405 Van Dyke Avenue Warren, Michigan 48093 www.AssetAcceptance.com

Contact:

Victoria Sivrais

FD

312-553-6715 / victoria.sivrais@fd.com

Asset Acceptance Capital Corp. Reports Second Quarter 2011 Results

Earnings per fully diluted share increase to $0.12 from $0.03 in the prior year period

Warren, Mich., July 28, 2011 – Asset Acceptance Capital Corp. (NASDAQ: AACC), a leading purchaser and collector of charged-off consumer debt, today reported results for the quarter ended June 30, 2011.

Second Quarter 2011 Financial Highlights:

Cash collections for the second quarter of 2011 increased 5.9% compared to the prior year period to $89.2 million. Excluding collections on healthcare portfolios, which were sold in the third quarter of 2010, collections increased 7.9%.

Second quarter revenues were $54.7 million, an increase of $3.8 million compared to the prior year period. Revenue on purchased receivables was $54.4 million during the quarter, an increase of $3.8 million from the prior year. The Company reported net impairment reversals of $2.0 million on purchased receivables versus net impairment reversals of $1.1 million in the prior year period.

Operating expenses were $45.5 million or 51.1% of cash collections, a decline of $1.3 million or 2.7% and an improvement of 450 basis points as a percentage of cash collections when compared to the year earlier period.

The Company reported net income of $3.7 million, or $0.12 per fully diluted share, during the second quarter of 2011, compared to net income of $0.8 million, or $0.03 per fully diluted share, in the second quarter of 2010.

Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Adjusted EBITDA”) was $45.6 million, a 15.4% increase from $39.5 million in the second quarter of 2010.

During the second quarter of 2011, the Company invested $49.5 million to purchase charged-off consumer debt portfolios with a face value of $1,604.3 million, for a blended rate of 3.08%. This compares to the prior-year second quarter, when the Company invested $48.4 million to purchase consumer debt portfolios with a face value of $1,495.3 million, representing a blended rate of 3.24% of face value. All purchase data is adjusted for buybacks.

Rion Needs, President and CEO of Asset Acceptance Capital Corp., commented: “Our successful second quarter results showcase the full benefits of our cost savings actions taken during the second half of 2010, as well as improving trends we are seeing in our business. While the second quarter is one of our seasonally strongest period of the year, we remain confident in the near-and long-term prospects for our business and look forward to further refining our business strategy to drive continued operational and financial improvement.”

Asset Acceptance Second Quarter 2011 Results

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First Six Months 2011 Financial Highlights

For the six-month period ended June 30, 2011, the Company reported cash collections of $180.5 million compared to cash collections of $173.4 million in the first six months of 2010, an increase of 4.1%. Excluding collections on healthcare portfolios, which were sold in the third quarter of 2010, collections increased 6.1% for the first six months of 2011.

Total revenues in the first six months of 2011 were $105.1 million compared to $102.5 million in the prior year. Revenue on purchased receivables was $104.5 million during the first six months of 2011, an increase of $2.8 million from the prior year. The Company reported net impairment reversals of $0.9 million on purchased receivables versus net impairment reversals of $1.0 million in the prior year period.

Total operating expenses in the first six months of 2011 were $91.4 million, a decline of $3.7 million or 3.9% and an improvement of 420 basis points as a percentage of cash collections when compared to the year earlier period.

Net income for the first half of 2011 was $4.7 million, or $0.15 per fully diluted share, compared to net income of $1.1 million, or $0.04 per fully diluted share, in the same period of 2010.

For the first half of 2011, Adjusted EBITDA was $92.7 million, a 13.1% increase from $82.0 million in the first half of 2010.

During the first half of 2011, the Company invested $95.9 million to purchase charged-off consumer debt portfolios with a face value of $2,833.0 million, for a blended rate of 3.39% of face value. This compares to the prior-year six month period, when the Company invested $78.1 million to purchase consumer debt portfolios with a face value of $2,313.9 million, representing a blended rate of 3.37%. All purchase data is adjusted for buybacks.

Please refer to Supplemental Financial Data beginning on page five for additional information about the Company’s financial results for the three and six months ended June 30, 2011 and prior year periods. In addition, please see a reconciliation of net income according to Generally Accepted Accounting Principles (“GAAP”) to Adjusted EBITDA on page eleven.

Asset Acceptance Second Quarter 2011 Results

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Second Quarter 2011 Earnings Conference Call

Asset Acceptance Capital Corp. will host a conference call at 4:30 p.m. Eastern today to discuss these results and current business trends. To listen to a live webcast of the call and access the presentation, please go to the investor section of the Company’s web site at www.AssetAcceptance.com. A replay of the webcast will be available until July 28, 2012.

About Asset Acceptance Capital Corp.

For more than 45 years, Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others an efficient alternative in recovering defaulted consumer debt. For more information, please visit www.AssetAcceptance.com.

Asset Acceptance Capital Corp. Safe Harbor Statement

This press release contains certain statements, including the Company’s plans and expectations regarding its operating strategies, charged-off receivables, collections and costs, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include reference to the Company’s presentations and webcasts. These forward-looking statements reflect the Company’s views, expectations and beliefs at the time such statements were made with respect to such matters, as well as the Company’s future plans, objectives, events, portfolio purchases and pricing, collections and financial results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that make the timing, extent, likelihood and degree of occurrence of these matters difficult to predict. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements.

There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. These Risk Factors include the Risk Factors discussed under “Item 1A Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and in other SEC filings, in each case under a section titled “Risk Factors” or similar headings and those discussions regarding risk factors as well as the discussion of forward-looking statements in such sections are incorporated herein by reference. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Factors that could affect our results and cause them to materially differ from those contained in the forward-looking statements include the following:

•	our ability to maintain existing, and to secure additional financing on acceptable terms;

•	failure to comply with government regulation, including our ability to successfully conclude the on-going FTC matter;

•	our ability to purchase charged-off receivable portfolios on acceptable terms and in sufficient amounts;

Asset Acceptance Second Quarter 2011 Results

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•

a decrease in collections if changes in or enforcement of debt collection laws impair our ability to collect, including any unknown ramifications from the recently passed Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	the costs, uncertainties and other effects of legal and administrative proceedings impacting our ability to collect on judgments in our favor;

•	ongoing risks of litigation in our litigious industry, including individual and class actions under consumer credit, collections and other laws;

•	a decrease in collections as a result of negative attention or news regarding the debt collection industry and debtors’ willingness to pay the debt we acquire;

•	instability in the financial markets and continued economic weakness limiting our ability to access capital and to acquire and collect on charged-off receivable portfolios;

•	concentration of a significant portion of our portfolio purchases during any period with a small number of sellers;

•	our ability to respond to changes in technology to remain competitive;

•	our ability to substantiate our application of tax rules against examinations and challenges made by tax authorities;

•

our ability to make reasonable estimates of the timing and amount of future cash receipts and assumptions underlying the calculation of the net impairment charges or IRR increases for purposes of recording purchased receivable revenues;

•	our ability to collect sufficient amounts from our purchases of charged-off receivable portfolios;

•	our ability to diversify beyond collecting on our purchased receivables portfolios into ancillary lines of business;

•	our ability to successfully hire, train, integrate into our collections operations and retain in-house account representatives;

•	our ability to acquire and to collect on charged-off receivable portfolios in industries in which we have little or no experience;

•	any significant and unanticipated changes in circumstances leading to goodwill impairment could adversely impact earnings and reduce our net worth; and

•	other unanticipated events and conditions that may hinder our ability to compete.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements.

Asset Acceptance Second Quarter 2011 Results

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Supplemental Financial Data

Quarterly trends for certain financial metrics are shown in the table below.

(Unaudited, $ in Millions, except collections per account representative)	Q2 ‘11	Q1 ‘11	Q4 ‘10	Q3 ‘10	Q2 ‘10
Total revenues	$54.7	$50.4	$47.5	$48.5	$50.9
Cash collections	$89.2	$91.3	$76.5	$78.9	$84.2
Operating expenses to cash collections	51.1%	50.3%	70.8%	60.9%	55.6%
Call center collections	$48.4	$51.7	$41.7	$43.7	$45.5
Legal collections	$40.8	$39.6	$34.8	$35.2	$38.7
Amortization rate	39.0%	45.2%	38.9%	40.0%	39.9%
Core amortization (1)	45.7%	52.8%	44.8%	46.2%	47.7%
Collections on fully amortized portfolios	$13.1	$13.2	$10.1	$10.6	$13.8
Investment in purchased receivables (2)	$49.5	$46.4	$16.8	$41.2	$48.4
Face value of purchased receivables (2)	$1,604.3	$1,228.7	$297.6	$1,172.4	$1,495.3
Average cost of purchased receivables (2)	3.08%	3.78%	5.65%	3.51%	3.24%
Number of purchased receivable portfolios	39	37	19	34	41
Collections per account representative FTE (3)	$41,419	$50,607	$40,762	$41,292	$40,400
Average account representative FTE’s (3)	655	639	679	723	796

(1)	The core amortization rate is calculated as total amortization divided by collections on non-fully amortized portfolios.
(2)	All purchase data is adjusted for buybacks.
(3)	Historical information has not been adjusted for the 2010 collection center closings.

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The following table summarizes purchased receivable revenues and amortization rates by year of purchase:

	Three months ended June 30, 2011
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments (Reversals)	Zero Basis Collections
2005 and prior	$14,202,601	$12,261,254	N/M	N/M	$(953,600)	$10,537,845
2006	6,608,400	4,362,721	34.0%	10.10%	(1,047,800)	716,082
2007	9,579,297	4,436,270	53.7	4.51	—	269,122
2008	12,327,244	6,461,875	47.6	4.85	—	1,537,357
2009	18,101,193	10,399,755	42.5	5.46	—	—
2010	20,079,650	10,193,963	49.2	3.11	—	—
2011	8,273,173	6,308,616	23.7	3.32	—	—

Totals	$89,171,558	$54,424,454	39.0	5.45	$(2,001,400)	$13,060,406

	Three months ended June 30, 2010
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments (Reversals)	Zero Basis Collections
2004 and prior	$14,012,401	$12,232,427	N/M	N/M	$38,089	$10,501,033
2005	4,047,269	3,018,844	25.4%	15.44%	(1,153,800)	786,911
2006	9,974,216	5,363,233	46.2	6.78	51,000	1,241,187
2007	13,156,759	6,923,550	47.4	4.22	—	847,372
2008	16,654,669	7,599,601	54.4	3.38	—	98,532
2009	21,343,084	11,633,662	45.5	3.87	—	362,640
2010	5,025,675	3,855,557	23.3	2.88	—	—

Totals	$84,214,073	$50,626,874	39.9	5.36	$(1,064,711)	$13,837,675

	Six months ended June 30, 2011
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments (Reversals)	Zero Basis Collections
2005 and prior	$29,018,211	$24,983,599	N/M	N/M	$(2,139,000)	$20,801,114
2006	13,820,685	8,536,912	38.2%	8.96%	(1,550,800)	1,475,747
2007	20,267,223	9,095,455	55.1	4.24	467,000	613,376
2008	26,277,382	13,228,441	49.7	4.59	—	3,363,736
2009	38,572,775	19,658,711	49.0	4.79	2,304,000	—
2010	42,038,883	20,956,500	50.1	3.04	—	—
2011	10,461,333	8,002,545	23.5	3.36	—	—

Totals	$180,456,492	$104,462,163	42.1	5.29	$(918,800)	$26,253,973

	Six months ended June 30, 2010
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments (Reversals)	Zero Basis Collections
2004 and prior	$30,205,907	$25,612,953	N/M	N/M	$137,769	$21,485,227
2005	9,253,696	5,487,498	40.7%	12.06%	(1,153,800)	1,903,412
2006	21,619,661	11,857,884	45.2	6.78	51,000	2,654,458
2007	28,096,125	14,521,971	48.3	4.14	—	1,737,603
2008	35,005,726	16,342,011	53.3	3.40	—	211,662
2009	43,308,909	23,399,814	46.0	3.69	—	762,128
2010	5,939,379	4,491,289	24.4	2.78	—	—

Totals	$173,429,403	$101,713,420	41.4	5.35	$(965,031)	$28,754,490

(1)	“N/M” indicates that the calculated percentage is not meaningful.
(2)	The monthly yield is the weighted-average yield determined by dividing purchased receivable revenues recognized in the period by the average of the beginning monthly carrying values of the purchased receivables for the period presented.

Asset Acceptance Second Quarter 2011 Results

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Purchased Receivable Revenues

The table below shows components of revenue from purchased receivables, the amortization rate and the core amortization rate. The Company uses the core amortization rate to monitor performance of pools with remaining balances, and to determine if impairments, impairment reversals, or yield increases should be recorded. Core amortization trends may identify over or under performance compared to forecasts for pools with remaining balances.

The following factors contributed to the change in amortization rates from the prior year:

•

amortization increased for both the second quarter and first half of 2011 compared to the same periods in 2010. However, amortization as a percentage of collection decreased for the quarter since collections grew by a larger amount. For the first half of the year, the amortization rate was higher due to a larger drop in collections from fully amortized pools. Portfolio balances that amortize too slowly in relation to current or expected collections may lead to impairments. If portfolio balances amortize too quickly and we expect collections to continue to exceed expectations, previously recognized impairments may be reversed, or if there are no impairments to reverse, assigned yields may increase;

•

lower zero basis collections in the second quarter and first half of 2011, compared to the same periods in 2010, increased the amortization rate because 100% of these collections are recorded as revenue and do not contribute towards portfolio amortization; and

•

net impairment reversals are recorded as a reduction to amortization, and decrease the amortization rate, while net impairments have the opposite effect. Higher net impairment reversals for the second quarter of 2011 decreased total amortization compared to the prior year period. Net impairment reversals for the first half of the year were essentially flat with 2010, and therefore, did not offset the impact of lower zero basis collections.

($ in millions)	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Cash collections:
Collections on amortizing pools	$76.1	$70.4	$154.2	$144.6
Zero basis collections	13.1	13.8	26.3	28.8

Total collections	$89.2	$84.2	$180.5	$173.4

Amortization:
Amortization of receivables balances	$36.0	$34.1	$75.5	$71.3
Reversals of impairments	(2.1)	(1.3)	(3.8)	(1.3)
Impairments	0.1	0.3	2.8	0.4
Cost recovery amortization	0.8	0.5	1.5	1.3

Total amortization	$34.8	$33.6	$76.0	$71.7

Purchased receivable revenues, net	$54.4	$50.6	$104.5	$101.7

Amortization rate	39.0%	39.9%	42.1%	41.4%

Core amortization rate (1)	45.7%	47.7%	49.3%	49.6%

(1)	The core amortization rate is calculated as total amortization divided by collections on non-fully amortized portfolios.

Asset Acceptance Second Quarter 2011 Results

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ASSET ACCEPTANCE CAPITAL CORP.

Consolidated Statements of Operations

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Revenues
Purchased receivable revenues, net	$54,424,454	$50,626,874	$104,462,163	$101,713,420
Gain on sale of purchased receivables	—	107,825	—	324,848
Other revenues, net	268,963	180,152	624,245	431,247

Total revenues	54,693,417	50,914,851	105,086,408	102,469,515

Expenses
Salaries and benefits	16,813,622	18,660,755	34,759,105	38,165,621
Collections expense	24,036,140	23,072,450	47,739,356	47,265,390
Occupancy	1,415,834	1,697,154	2,836,691	3,449,281
Administrative	2,255,631	2,201,611	4,035,397	3,942,979
Depreciation and amortization	999,863	1,146,329	2,050,515	2,308,711
Loss on disposal of equipment and other assets	5,893	5,342	5,893	5,543

Total operating expenses	45,526,983	46,783,641	91,426,957	95,137,525

Income from operations	9,166,434	4,131,210	13,659,451	7,331,990
Other income (expense)
Interest expense	(2,640,435)	(2,888,677)	(5,300,491)	(5,517,102)
Interest income	44	371	131	1,413
Other	(96)	40,961	(2,116)	55,563

Income before income taxes	6,525,947	1,283,865	8,356,975	1,871,864
Income tax expense	2,867,105	509,408	3,612,570	740,890

Net income	$3,658,842	$774,457	$4,744,405	$1,130,974

Weighted-average number of shares:
Basic	30,751,487	30,682,152	30,738,707	30,676,471
Diluted	30,838,302	30,781,363	30,830,608	30,760,432
Earnings per common share outstanding:
Basic	$0.12	$0.03	$0.15	$0.04
Diluted	$0.12	$0.03	$0.15	$0.04

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ASSET ACCEPTANCE CAPITAL CORP.

Consolidated Statements of Financial Position

	June 30, 2011	December 31, 2010
	(Unaudited)
ASSETS

Cash	$7,301,588	$5,635,503
Purchased receivables, net	340,935,454	321,318,255
Income taxes receivable	351,350	3,760,731
Property and equipment, net	11,373,640	13,055,723
Goodwill	14,323,071	14,323,071
Other assets	5,898,728	5,680,237

Total assets	$380,183,831	$363,773,520

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Accounts payable	$3,717,954	$2,958,214
Accrued liabilities	17,438,684	25,178,707
Income taxes payable	1,113,780	1,407,794
Notes payable	171,109,956	157,259,956
Capital lease obligations	159,893	202,479
Deferred tax liability, net	56,618,623	52,863,654

Total liabilities	250,158,890	239,870,804

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; issued shares — 33,300,954 and 33,248,915 at June 30, 2011 and December 31, 2010, respectively	333,010	332,489
Additional paid in capital	150,221,341	149,438,202
Retained earnings	21,882,490	17,138,085
Accumulated other comprehensive loss, net of tax	(1,034,532)	(1,680,370)
Common stock in treasury; at cost, 2,637,660 and 2,627,339 shares at June 30, 2011 and December 31, 2010, respectively	(41,377,368)	(41,325,690)

Total stockholders’ equity	130,024,941	123,902,716

Total liabilities and stockholders’ equity	$380,183,831	$363,773,520

Asset Acceptance Second Quarter 2011 Results

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ASSET ACCEPTANCE CAPITAL CORP.

Consolidated Statements of Cash Flows

(Unaudited)

	Six months ended June 30,

	2011	2010

Cash flows from operating activities
Net income	$4,744,405	$1,130,974
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,050,515	2,308,711
Amortization of deferred financing costs	708,084	577,355
Deferred income taxes	3,360,709	(181,161)
Share-based compensation expense	783,660	698,444
Net reversal of purchased receivables impairments	(918,800)	(965,031)
Non-cash revenue	(39)	(258,845)
Loss on disposal of equipment and other assets	5,893	5,543
Gain on sale of purchased receivables	—	(324,848)
Changes in assets and liabilities:
Increase in other assets	(668,052)	(1,367,348)
(Decrease) increase in accounts payable and other accrued liabilities	(5,809,844)	86,857
Decrease in income tax receivable, net	3,115,367	784,070

Net cash provided by operating activities	7,371,898	2,494,721

Cash flows from investing activities
Investment in purchased receivables, net of buybacks	(95,611,528)	(79,724,106)
Principal collected on purchased receivables	76,913,168	72,939,859
Proceeds from sale of purchased receivables	—	324,874
Purchase of property and equipment	(504,666)	(1,594,968)

Net cash used in investing activities	(19,203,026)	(8,054,341)

Cash flows from financing activities
Borrowings under notes payable	83,900,000	60,700,000
Repayments of notes payable	(70,050,000)	(53,362,558)
Payment of deferred financing costs	(258,523)	(775,808)
Payments on capital lease obligations	(42,586)	(36,068)
Purchase of treasury shares	(51,678)	(973)

Net cash provided by financing activities	13,497,213	6,524,593

Net increase in cash	1,666,085	964,973
Cash at beginning of period	5,635,503	4,935,248

Cash at end of period	$7,301,588	$5,900,221

Supplemental disclosure of cash flow information
Cash paid for interest, net of capitalized interest	$4,514,266	$4,998,502
Net cash (received) paid for income taxes	(2,846,844)	137,980
Non-cash investing and financing activities:
Change in fair value of interest rate swap liability	1,040,098	843,503
Change in unrealized loss on cash flow hedge, net of tax	(645,838)	(633,530)
Change in purchased receivable obligations	—	(2,399,832)

Asset Acceptance Second Quarter 2011 Results

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Reconciliation of GAAP Net Income to Adjusted EBITDA (Unaudited)

This press release includes a discussion of “Adjusted EBITDA,” which is a non-GAAP financial measure. The Company defines Adjusted EBITDA as net income plus (a) the provision for income taxes, (b) interest expense, net, (c) depreciation and amortization, (d) share-based compensation, (e) gain or loss on sale of assets, net, (f) non-cash restructuring charges and impairment of assets, (g) purchased receivables amortization, and (h) in accordance with the Company’s credit facilities, certain FTC related charges.

The Company believes this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to the most directly comparable GAAP financial measure, provide a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA for planning purposes, including the preparation of internal budgets and forecasts; in communications with the Board of Directors, stockholders, analysts and investors concerning its financial performance; as a key component in management’s annual incentive compensation plan; and as a measure of operating performance for the financial covenants in the Company’s amended credit agreement. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies in its industry.

Adjusted EBITDA, which is a non-GAAP financial measure, should not be considered an alternative to, or more meaningful than, net income prepared on a GAAP basis. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare this financial measure with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measure should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The Company provided the following table which reconciles GAAP net income, as reported, to Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net income	$3,658,842	$774,457	$4,744,405	$1,130,974
Adjustments:
Income tax expense	2,867,105	509,408	3,612,570	740,890
Interest expense, net	2,640,391	2,888,306	5,300,360	5,515,689
Depreciation and amortization	999,863	1,146,329	2,050,515	2,308,711
Share-based compensation	477,733	479,435	783,660	698,444
Gain (loss) on sale of assets, net	5,893	(102,483)	5,893	(319,305)
Purchased receivables amortization	34,747,104	33,587,199	75,994,329	71,715,983
FTC related charges	178,688	219,137	242,927	219,137

Adjusted EBITDA	$45,575,619	$39,501,788	$92,734,659	$82,010,523